NUVEEN INVESTMENT TRUST

NUVEEN INVESTMENT TRUST II

NUVEEN INVESTMENT TRUST III

NUVEEN INVESTMENT TRUST IV

MULTIPLE CLASS PLAN

ADOPTED PURSUANT TO RULE 18f-3

(Amended November 16, 2000 re Class D Shares)

WHEREAS, Nuveen Investment Trust, Nuveen Investment Trust II, Nuveen Investment Trust III and Nuveen Investment Trust IV, each a Massachusetts business trust (each, a “Trust”), engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the “Act”);

WHEREAS, the Trust is authorized to and does issue shares of beneficial interest in separate series, with the shares of each such series representing the interests in a separate portfolio of securities and other assets (the Trust’s series together with all other such series subsequently established by a Trust being referred to herein individually as a “Fund” and collectively as the “Funds”);

WHEREAS, the Trust is authorized to and has divided the shares of each Fund into five classes, designated as Class A Shares, Class B Shares, Class C Shares, Class D Shares and Class R Shares; and

WHEREAS, the Board of the Trust as a whole, and the Trustees who are not interested persons of the Trust (as defined in the Act) (the “Non-Interested Members”), after having been furnished and having evaluated information reasonably necessary to evaluate this Multiple Class Plan (the “Plan”), have determined in the exercise of their reasonable business judgment that the Plan is in the best interests of each class of each Fund individually, and each Fund and the Trust as a whole.

NOW, THEREFORE, the Trust hereby adopts this Plan, effective the date listed on Exhibit A attached hereto, in accordance with Rule 18f-3 under the Act:

Section 1. Class Differences. Each class of shares of a Fund shall represent interests in the same portfolio of investments of that Fund and, except as otherwise set forth in this Plan, shall differ solely with respect to: (i) distribution, service and other charges and expenses as provided for in Sections 2 and 3 of this Plan; (ii) the exclusive right of each class of shares to vote on matters submitted to shareholders that relate solely to that class or for which the interests of one class differ from the interests of another class or classes; (iii) such differences relating to eligible investors as may be set forth in the prospectus and statement of additional information of each Fund, as the same may be amended or supplemented from time to time (each a “Prospectus” and “SAI” and collectively, the “Prospectus” and “SAI”); (iv) the designation of each class of shares; and (v) conversion features.

Section 2. Distribution and Service Arrangements; Conversion Features. Class A Shares, Class B Shares, Class C Shares, Class D Shares and Class R Shares of each Fund shall differ in the manner in which such shares are distributed and in the services provided to shareholders of each such class as follows:

(a) Class A Shares:

(i) Class A Shares shall be sold at net asset value subject to a front-end sales charge set forth in the Prospectus and SAI;

(ii) Class A Shares shall be subject to an annual service fee (“Service Fee”) pursuant to a Plan of Distribution and Service Pursuant to Rule 12b-1 (the “12b-1 Plan”) not to exceed 0.25 of 1% of the average daily net assets of the Fund allocable to Class A Shares, which, as set forth in the Prospectus, SAI and the 12b-1 Plan, may be used to compensate certain authorized dealers for providing ongoing account services to shareholders; and

(iii) Class A Shares shall not be subject to a Distribution Fee (as hereinafter defined);

(iv) As described in the Prospectus and SAI, certain Class A shares redeemed within 18 months of purchase shall be subject to a contingent deferred sales charge (“CDSC”) of 1% of the lower of (a) the net asset value of Class A Shares at the time of purchase or (b) the net asset value of Class A Shares at the time of redemption, as set forth in the Prospectus and SAI; and

(v) Class A Shares may be offered from time to time at net asset value without a front-end sales load, the terms and conditions of such offer will be described in the Trust’s Prospectus or supplement thereto. If the Class A Shares are sold on a load-waived basis, such Class A Shares redeemed within 24 months of purchase shall be subject to a CDSC of 2% of the lower of the purchase price or redemption proceeds, as described in the Prospectus or supplement thereto.

(b) Class B Shares:

(i) Class B Shares shall be sold at net asset value without a front-end sales charge;

(ii) Class B Shares shall be subject to a Service Fee pursuant to the 12b-1 Plan not to exceed 0.25 of 1% of average daily net assets of the Fund allocable to Class B Shares, which, as set forth in the Prospectus, SAI and the 12b-1 Plan, may be used to compensate certain authorized dealers for providing ongoing account services to shareholders;

(iii) Class B Shares shall be subject to an annual distribution fee (“Distribution Fee”) pursuant to the 12b-1 Plan not to exceed 0.75 of 1% of average daily net assets of the Fund allocable to Class B Shares, which, as set forth in the Prospectus, SAI and the 12b-1 Plan, will be used to reimburse Nuveen Investments, the Trust’s distributor, for certain expenses and for providing compensation to certain authorized dealers;

(iv) Class B Shares redeemed within 6 years of purchase shall be subject to a CDSC described below of the lower of (a) the net asset value of Class B Shares at the time of purchase or (b) the net asset value of Class B Shares at the time of redemption, as set forth in the Prospectus and SAI; and

YEARS SINCE PURCHASE OF CLASS B SHARES	CDSC
0-1	5%
1-2	4%
2-3	4%
3-4	3%
4-5	2%
5-6	1%
6+	0%

(v) Class B Shares will automatically convert to Class A Shares eight years after purchase, as set forth in the Prospectus and SAI.

(c) Class C Shares:

(i) Class C Shares shall be sold at net asset value without a front-end sales charge;

(ii) Class C Shares shall be subject to a Service Fee pursuant to the 12b-1 Plan not to exceed 0.25 of 1% of average daily net assets of the Fund allocable to Class C Shares, which, as set forth in the Prospectus, SAI and the 12b-1 Plan, may be used to compensate certain authorized dealers for providing ongoing account services to shareholders;

(iii) Class C Shares shall be subject to a Distribution Fee pursuant to the 12b-1 Plan not to exceed 0.75 of 1% of average daily net assets of the Fund allocable to Class C Shares, which, as set forth in the Prospectus, SAI and the 12b-1 Plan, will be used to reimburse Nuveen Investments, the Trust’s distributor, for certain expenses and for providing compensation to certain authorized dealers; and

(iv) Class C Shares redeemed within 12 months of purchase shall be subject to a CDSC of 1% of the lower of (a) the net asset value of Class C Shares at the time of purchase or (b) the net asset value of Class C Shares at the time of redemption, as set forth in the Prospectus and SAI.

(d) Class D Shares:

(i) Class D Shares shall be sold at net asset value subject to a front-end sales charge set forth in the Prospectus and SAI;

(ii) Class D Shares shall be subject to a Service Fee pursuant to the 12b-1 Plan not to exceed 0.25 of 1% of average daily net assets of the Series allocable to Class D Shares, which, as set forth in the Prospectus, SAI and the 12b-1 Plan, may be used to compensate certain authorized dealers for providing ongoing account services to shareholders;

(iii) Class D Shares shall be subject to a Distribution Fee pursuant to the 12b-1 Plan not to exceed 0.75 of 1% of average daily net assets of the Series allocable to Class D Shares, which, as set forth in the Prospectus, SAI and the 12b-1 Plan, will be used to reimburse Nuveen Investments, the Funds’ distributor, for certain expenses and for providing compensation to certain authorized dealers; and

(iv) Class D Shares redeemed within 12 months of purchase shall be subject to a CDSC of 1% of the lower of (a) the net asset value of Class D Shares at the time of purchase or (b) the net asset value of Class D Shares at the time of redemption, as set forth in the Prospectus and SAI.

(e) Class R Shares:

(i) Class R Shares shall be sold at net asset value without a front-end sales charge;

(ii) Class R Shares shall not be subject to a Service Fee; and

(iii) Class R Shares shall not be subject to a Distribution Fee.

Section 3. Allocation of Income, Expenses, Gains and Losses.

(a) Investment Income, and Realized and Unrealized Gains and Losses. The daily investment income, and realized and unrealized gains and losses, of a Fund will be allocated to each class of shares based on each class’ relative percentage of the total value of shares outstanding of the Funds at the beginning of the day, after such net assets are adjusted for the prior day’s capital share transactions.

(b) Fund Level Expenses. Expenses that are attributable to a Fund, but not a particular class thereof (“Fund level expenses”), will be allocated to each class of shares based on each class’ relative percentage of the total value of shares outstanding of the Fund at the beginning of the day, after such net assets are adjusted for the prior day’s capital share transactions. Fund level expenses include fees for services that are received equally by the classes under the same fee arrangement. All expenses attributable to a Fund that are not “class level expenses” (as defined below) shall be Fund level expenses, including but not limited to transfer agency fees and expenses, share registration expenses, and shareholder reporting expenses.

(c) Class Level Expenses. Expenses that are directly attributable to a particular class of shares, including the expenses relating to the distribution of a class’ shares, or to services provided to the shareholders of a class, as set forth in Section 2 of this Plan, will be incurred by that class of shares. Class level expenses include expenses for services that are unique to a class of shares in either form or amount. “Class level expenses” shall include, but not be limited to, 12b-1 Service Fees, 12b-1 Distribution Fees, expenses associated with the addition of share classes to a Trust (to the extent that the expenses were not fully accrued prior to the issuance of the new classes of shares), expenses of administrative personnel and services required to support the shareholders of a specific class, litigation or other legal expenses relating to a specific class of shares, directors’ fees or expenses incurred as a result of issues relating to a specific class of shares, and accounting expenses relating to a specific class of shares.

(d) Fee Waivers and Expense Reimbursements. On a daily basis, if the Fund level expenses and the class level expenses (not including 12b-1 plan payments) exceed the daily expense cap for the Fund, an appropriate waiver/reimbursement will be made to the Fund. The amount of such reimbursement to each class will be in an amount such that the expenses of the class with the highest expense ratio (excluding Service Fees and Distribution Fees) will be equal to the daily expense cap after reimbursement. The expense reimbursement will be allocated to each class of shares based on each class’ relative percentage of the total value of shares outstanding of the Fund at the beginning of the day, after such net assets are adjusted for the prior day’s capital share transactions.

Section 4. Exchange Privilege. Shares of a class of a Fund may be exchanged only for shares of the same class of another Fund, except as otherwise set forth in the Prospectus and SAI.

Section 5. Term and Termination.

(a) The Funds. This Plan shall become effective with respect to each Fund on the date hereof, and shall continue in effect with respect to such Class A, Class B, Class C, Class D and Class R Shares of each such Fund until terminated in accordance with the provisions of Section 5(c) hereof.

(b) Additional Funds or Classes. This Plan shall become effective with respect to any class of shares of a Fund other than Class A, Class B, Class C, Class D or Class R and with respect to each additional Fund or class thereof established by a Trust after the date hereof and made subject to this Plan upon commencement of the initial public offering thereof (provided that the Plan has previously been approved with respect to such additional Fund or class by votes of a majority of both (i) the members of the Board of a Trust, as a whole, and (ii) the Non-Interested Members, cast at a meeting held before the initial public offering of such additional Fund or classes thereof), and shall continue in effect with respect to each such additional Fund or class until terminated in accordance with provisions of Section 5(c) hereof. An addendum setting forth such specific and different terms of such additional series or classes shall be attached to or made part of this Plan.

(c) Termination. This Plan may be terminated at any time with respect to any Trust or any Fund or class thereof, as the case may be, by vote of a majority of both the members of the Board of a Trust, as a whole, and the Non-Interested Members. The Plan may remain in effect with respect to a particular Trust or any Fund or class thereof even if it has been terminated in accordance with this Section 5(c) with respect to any other Trust or Fund or class thereof.

Section 6. Subsequent Trusts. The parties hereto intend that any open-end investment company established subsequent to the date set forth below for which Nuveen Institutional Advisory Corp. acts as investment adviser (each a “Future Trust”), will be covered by the terms and conditions of this Plan, provided that the Board of such Future Trust as a whole, and the Non-Interested Members of such Future Trust , after having been furnished and having evaluated information reasonably necessary to evaluate the Plan, have determined in the exercise of their reasonable business judgment that the Plan is in the best interests of each class of each Fund of such Future Trust individually, and each Fund of such Future Trust and such Future Trust as a whole.

Section 7. Amendments.

(a) General. Except as set forth below, any material amendment to this Plan affecting a Trust or Fund or class thereof shall require the affirmative vote of a majority of both the members of the Board of that Trust, as a whole, and the Non-Interested Members that the amendment is in the best interests of each class of each Trust individually and each Fund as a whole.

(b) Future Trusts. Any amendment to the Plan solely for the purpose of adding a Future Trust as a party hereto in accordance with Section 6, will not require any action by the Board of the Trust.

Exhibit A

Effective Date of 18f-3 Plan

Nuveen Investment Trust:
Nuveen Large-Cap Value Fund	July 17, 1996
Nuveen Balanced Stock and Bond Fund	July 17, 1996
Nuveen Balanced Municipal and Stock Fund	July 17, 1996
Nuveen European Value Fund (reorganized into International fund, 6/13/03)	May 16, 1998
Nuveen NWQ Multi-Cap Value Fund	December 9, 2002
Nuveen NWQ Small-Cap Value Fund	December 1, 2004
Nuveen NWQ Global Value Fund	December 1, 2004
Nuveen Tradewinds Value Opportunities Fund, formerly, Nuveen NWQ Value Opportunities Fund	December 1, 2004
Nuveen NWQ Large-Cap Value Fund	December 15, 2006
Nuveen NWQ Small/Mid-Cap Value Fund	December 15, 2006

Nuveen Investment Trust II:
Nuveen Rittenhouse Growth Fund	July 24, 1997
Nuveen Innovation Fund (reorganized into Rittenhouse fund, 7/28/03)	November 15, 1999
Nuveen Tradewinds International Value Fund, formerly, Nuveen NWQ International Value Fund, formerly, Nuveen International Growth Fund	November 15, 1999
Nuveen Select Stock Fund	May 20, 2000
Nuveen Tradewinds Global All-Cap Fund, formerly, Nuveen NWQ Global All-Cap Fund	March 28, 2006
Nuveen Santa Barbara Growth Fund	March 28, 2006

Nuveen Santa Barbara Growth Opportunities Fund	March 28, 2006
Nuveen Santa Barbara Dividend Growth Fund	March 28, 2006
Nuveen Symphony All-Cap Core Fund	May 31, 2006
Nuveen Symphony Mid-Cap Core Fund	May 31, 2006
Nuveen Symphony Small-Mid Cap Core Fund	May 31, 2006
Nuveen Symphony Large-Cap Value Fund	May 31, 2006
Nuveen Tradewinds Global Resources Fund	December 15, 2006
Nuveen Symphony Large-Cap Growth Fund	December 15, 2006

Nuveen Investment Trust III:
Nuveen Income Fund (liquidated 9/27/02)	August 26, 1998
Nuveen Core Bond Fund	December 1, 2004
Nuveen Short Duration Bond Fund	December 1, 2004
Nuveen High Yield Bond Fund	December 1, 2004

Nuveen Investment Trust IV:
Nuveen Dividend and Growth Fund (not activated)	August 26, 1998

Nuveen Investment Trust V:
Nuveen Preferred Securities Fund	December 19, 2006